Certification Under Section 906 of Sarbanes-Oxley Act of 2002

Name of Registrant: Thrivent Church Loan and Income Fund

In connection with the Report on Form N-CSR for the above-named issuer, the undersigned hereby certify, to the best of their knowledge, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 25, 2022
                                                                                    /s/ David S. Royal
David S. Royal
Trustee and President
(principal executive officer)

Date: November 25, 2022
                                                                                    /s/ Sarah L. Bergstrom
Sarah L. Bergstrom
Treasurer and Principal Accounting Officer
(principal financial officer)